Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153255) of our report dated, June 15, 2009, with respect to the consolidated financial statements of MiMedx Group, Inc. included in this Annual Report on Form 10-K for the year ended March 31, 2009.

/s/ Cherry, Bekaert & Holland, L.L.P Cherry, Bekaert & Holland, L.L.P.
Tampa, Florida
June 15, 2009